As filed with the Securities and Exchange Commission on June 13, 2002
                           Registration No. 333-_____
 -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             -------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             75-2815171
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

5100 Tennyson Parkway, Suite 3000
          Plano, Texas                                             75024
(Address of principal executive offices)                         (Zip Code)

         --------------------------------------------------------------

                    DENBURY RESOURCES INC. STOCK OPTION PLAN
               DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
         --------------------------------------------------------------

         Phil Rykhoek                                          Copy to:
   Chief Financial Officer                                  Donald Brodsky
     Denbury Resources Inc.                                 Deidre Shearer
5100 Tennyson Parkway, Suite 3000                         Jenkens & Gilchrist,
      Plano, Texas 75024                              A Professional Corporation
        (972) 673-2000                                1100 Louisiana, Suite 1800
 (Name, address and telephone number                     Houston, Texas 77002
 including area code of agent for service)                  (713) 951-3300

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed         Proposed
                                      Amount           Maximum          Maximum
      Title of Class of               to be         Offering Price     Aggregate            Amount of
 Securities to be Registered     Registered(1)(2)   per Share(3)(4) Offering Price(3)(4)  Registration Fee(4)
------------------------------  -----------------  ---------------- --------------------  -------------------
Common Stock, $.001 par value       2,100,000            $ 8.71        $ 18,291,000          $ 1,693
==============================  =================  ================ ====================  ===================

(1) The securities to be registered are 1,600,000 additional shares reserved for issuance under the Registrant's Stock Option Plan and 500,000 additional shares reserved for issuance under the Registrant's Employee Stock Purchase Plan (collectively the "Plans").
(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is a weighted average price based on (i) 1,696,548 shares of Common Stock reserved for issuance under the Plans that are not currently subject to outstanding stock options, at a price per share of $9.10, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 11, 2002; and (ii) 403,452 shares of Common Stock reserved for issuance under the Stock Option Plan and subject to stock options already granted thereunder and outstanding as of June 13, 2002 at an exercise price of $7.09.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plans are effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier Registration Statements (Registration Nos. 333-1006, 333-27995, 333- 55999, 333-70485, 333-39218 and 333-63198) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

          Exhibit
          Number                Document Description
          ------- ------------------------------------------------------
          4.1     Amendments to Denbury Resources Inc. Stock Option Plan
          4.2     Amendments to Denbury Resources Inc. Employee Stock Purchase
                  Plan
          5       Opinion of Jenkens & Gilchrist, A Professional Corporation
          15      Letter  from  independent  accountants  as to  unaudited
                  condensed interim financial information
          23      Consent of Deloitte & Touche LLP


Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 12, 2002:

                                           Denbury Resources Inc.

                                        By: /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature           Capacity                                       Date
     ---------           --------                                       ----
/s/ Ronald G. Greene     Chairman of the Board of Directors        June 12, 2002
--------------------
Ronald G. Greene

/s/ Gareth Roberts       President and Chief Executive Officer and June 12, 2002
------------------       Director (Principal Executive Officer)
Gareth Roberts

/s/ Phil Rykhoek         Chief Financial Officer and Secretary     June 12, 2002
----------------         (Principal Financial Officer)
Phil Rykhoek

/s/ Mark C. Allen        Controller and Chief Accounting Officer   June 12, 2002
-----------------        (Principal Accounting Officer)
Mark C. Allen

/s/ David I. Heather     Director                                  June 12, 2002
--------------------
David I. Heather

/s/ Wieland F. Wettstein Director                                  June 12, 2002
------------------------
Wieland F. Wettstein

/s/ David B. Miller      Director                                  June 12, 2002
-------------------
David B. Miller

                                INDEX TO EXHIBITS





          Exhibit
          Number                Document Description
          ------- ------------------------------------------------------
          4.1     Amendments to Denbury Resources Inc. Stock Option Plan
          4.2     Amendments to Denbury Resources Inc. Employee Stock Purchase
                  Plan
          5       Opinion of Jenkens & Gilchrist, A Professional Corporation
          15      Letter  from  independent  accountants  as to  unaudited
                  condensed interim financial information
          23      Consent of Deloitte & Touche LLP








































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